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                                                                      EXHIBIT 20

                            FIRST M & F CORPORATION
                                 P. O. Box 520
                          KOSCIUSKO, MISSISSIPPI 39090

                                 MARCH 22, 1995

                     NOTICE OF ANNUAL SHAREHOLDERS' MEETING



To the Shareholders of
First M & F Corporation
Kosciusko, Mississippi 39090


         NOTICE IS HEREBY GIVEN, that pursuant to call of its Directors and in compliance with the Bylaws the regular annual meeting of Shareholders of the FIRST M & F CORPORATION, KOSCIUSKO, MISSISSIPPI, will be held in the Board Room of the Main Office of the Merchants & Farmers Bank at 221 East Washington Street, Kosciusko, Mississippi, on Wednesday, April 12, 1995, at 2:00 P.M. for the purpose of considering and voting on the following proposals:

                 1. ELECTION OF DIRECTORS: The election of four (4)
                    persons set forth as nominees in the Proxy Statement dated March 22, 1995, as members of the Board of Directors for a three-year term.

                 2. Whatever other business may be properly brought
                    before the meeting or any adjournment thereof.

         Whether or not you contemplate attending the above meeting, it is requested that you complete the enclosed Proxy and return it promptly to the bank. If you attend the meeting you may withdraw your Proxy and vote in person.

         Shareholders of record on March 22, 1995, shall be entitled to vote.

                                           BY ORDER OF THE BOARD OF DIRECTORS




                                           /s/ HUGH S. POTTS, JR.
                                           Hugh S. Potts, Jr.
                                           Chairman/Chief Executive Officer
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                            FIRST M & F CORPORATION
                                 P. O. Box 520
                          KOSCIUSKO, MISSISSIPPI 39090

                                 MARCH 22, 1995

                                PROXY STATEMENT

                  ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON


                                 APRIL 12, 1995


             SOLICITATION BY MANAGEMENT OF FIRST M & F CORPORATION


         This statement is furnished to the shareholders in connection with the solicitation by the management of the corporation of Proxies to be used at the annual meeting on April 12, 1995. Any shareholder who executes and delivers said Proxy has the right to revoke it at any time before 3:00 P.M., April 11, 1995, by filing with the secretary of the corporation either an instrument revoking it or a duly executed Proxy bearing a later date. Any shareholder who desires to do so may also attend the meeting and vote in person, in which case the Proxy will not be used. Properly executed Proxies returned to management of the corporation and not revoked, will be voted as specified. If no specification is given, the Proxies will be voted for the election of four (4) directors, and upon such other matters as may properly come before the meeting.

                               VOTING SECURITIES

         As of this date, the number of shares of common stock authorized is 5,000,000 and outstanding is 1,335,450. All 1,335,450 shares are entitled to one vote. Shareholders of record on March 22, 1995, shall be entitled to vote.

         In all elections of directors, each holder of stock shall have the right to vote the votes allocable to the number of shares owned by him for as many persons as there are directors to be elected or to cumulate such votes and give one candidate as many votes as the number of directors multiplied by the number of votes allocable to his shares shall equal, or to distribute such votes on the same principle among as many candidates as he shall think fit.

         This Proxy is being solicited by mail and the cost of this solicitation will be paid for by the First M & F Corporation.

                             ELECTION OF DIRECTORS

         Four nominees listed under Class II will be nominated for election to serve as directors until the 1998 annual meeting of shareholders. It is the intention of the Administrative and Executive Committee to vote for the election of the nominees listed. If any nominee is not available for election, the Proxy will be voted by the Administrative and Executive Committee or the person named in the proxy for such substitute nominee or nominees as the Board of Directors may designate.

         Management has no reason to believe that any nominee will not be available for election.
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
                                                                                        FIRST M&F
                                                                                        CORP. SHARES
                                                                                        BENEFICIALLY
                              PRINCIPAL OCCUPATION                     DIRECTOR         OWNED AS OF
NAME                          OR EMPLOYMENT                            SINCE            2/6/95
- ----------------------------------------------------------------------------------------------------
Directors in Class I will serve until the Annual Meeting of Shareholders in 1997.

CLASS I

Fred A. Bell, Jr.             District Manager,                          1981                  5,256
                              Mississippi Materials, Inc.

Charles T. England            Supervisor of Finance,                     1980                  6,776
                              Company Subsidiaries

Joseph M. Ivey                Chairman and CEO,                          1994                    831
                              Ivey Mechanical Company

Susan McCaffery               Professor                                  1987                 51,898
                              Wood College

Edward G. Woodard             President,                                 1989                  2,412
                              K. M. Distributing Company, Inc.

Directors in Class II will serve until the Annual Meeting of Shareholders in 1998.

CLASS II

Barbara K. Hammond            Specialist                                 --                    1,280
                              Circuit Capacity Management
                              Bell South

Dr. W. M. Myers               Dentist                                    1979                 10,560

W. C. Shoemaker               Consultant,                                1979                 16,030
                              IMC Webb Graphics

Scott M. Wiggers              President and Treasurer,                   1983                  5,746
                              First M&F Corporation
                              President,
                              Merchants & Farmers Bank

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
                                                                                        FIRST M&F
                                                                                        CORP. SHARES
                                                                                        BENEFICIALLY
                              PRINCIPAL OCCUPATION                     DIRECTOR         OWNED AS OF
NAME                          OR EMPLOYMENT                            SINCE            2/6/95
- ----------------------------------------------------------------------------------------------------
Nominees in Class III will serve until the Annual Meeting of Shareholders in 1996.

CLASS III

Toxey Hall, III               President                                  1984                    960
                              Thomas-Walker-Lacey

J. Marlin Ivey                President,                                 1979                 15,600
                              Ivey National Corp.

R. Dale McBride               President,                                 1979                  8,217
                              Merchants & Farmers Bank
                              Durant Branch

Otho E. Pettit, Jr.           Attorney at Law,                           1993                  4,000
                              Thornton, Guyton, Dorrill & Pettit

Hugh S. Potts, Jr.            Chairman of Board & CEO                    1979                160,686
                              First M&F Corporation
                              Chairman of the Board & CEO
                              Merchants & Farmers Bank

Charles W. Ritter, Jr.        President, The Attala Company              1979                 71,000

                          TRANSACTIONS WITH MANAGEMENT

         First M & F Corporation's subsidiary, Merchants and Farmers Bank, Kosciusko, Mississippi, has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders, and their associates. Such transactions are completed on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, and do not involve more than the normal risk of collectibility or present other unfavorable features. Such loans are extended on a secured basis. The aggregate amount of loans outstanding to directors, principal officers and their interests to the bank December 31, 1994, totaled $2,796,159. Other than these transactions there were no material transactions during 1994 between directors and officers and the bank or the corporation.

         Management at present knows of no other business to be brought before the meeting. However, if other business is properly brought before the meeting, it is the intention of the management to vote the accompanying Proxies in accordance with its judgment.

         The accompanying Proxy is solicited by Management.

         By Order of THE BOARD OF DIRECTORS,



                                             /s/ HUGH S. POTTS, JR.
                                             Hugh S. Potts, Jr.
                                             Chairman/Chief Executive Officer


March 22, 1995
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PROXY                            FIRST M & F CORPORATION, KOSCIUSKO, MISSISSIPPI
PROXY SOLICITED BY MANAGEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS, APRIL 12, 1995

         KNOW ALL MEN BY THESE PRESENTS THAT I, THE UNDERSIGNED SHAREHOLDER OF FIRST M & F CORPORATION, KOSCIUSKO, MISSISSIPPI, DO HEREBY NOMINATE, CONSTITUTE AND APPOINT HUGH S. POTTS, JR., SCOTT M. WIGGERS, CHARLES T. ENGLAND, J. MARTIN IVEY, CHARLES W. RITTER, AND W. C. SHOEMAKER, OR ANY ONE OF THEM (WITH FULL POWER TO ACT ALONE), MY TRUE AND LAWFUL ATTORNEY(S) WITH FULL POWER OF SUBSTITUTION, FOR ME AND IN MY NAME, PLACE AND STEAD TO VOTE ALL THE COMMON STOCK OF SAID CORPORATION, STANDING IN MY NAME ON ITS BOOKS ON THE DAY OF ELECTION, AT THE ANNUAL MEETING OF ITS SHAREHOLDERS TO BE HELD AT THE MAIN OFFICE, MERCHANTS AND FARMERS BANK, 221 EAST WASHINGTON STREET, KOSCIUSKO, MISSISSIPPI, ON APRIL 12, 1995, AT 2:00 P.M.; OR AT ANY ADJOURNMENTS THEREOF WITH ALL THE POWERS THE UNDERSIGNED WOULD POSSESS IF PERSONALLY PRESENT, AS
FOLLOWS:

(1) WITH ( ) WITHOUT ( ) Authority to vote for the election of the five (5) directors listed as nominees in the Proxy Statement, dated March 22, 1995, accompanying notice of said meeting for a three-year term.

(2) Upon whatever other business may be properly brought before the meeting or any adjournments thereof in accordance with recommendation of Management. Management at present knows of no other business to be presented by or on behalf of the corporation or its management at the meeting.

         This Proxy will be voted in accordance with the instructions above. Where no contrary specification is made, it will be voted FOR proposal One (1) and proposal Two (2). If any other business is presented at said meeting, or any adjournment thereof, this Proxy will be voted in accordance with the recommendations of Management.

         THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

IN WITNESS WHEREOF, I have hereunto

set my hand this _____________________ 19__    _________________________________
                   Month         Day

NOTE: When signing as Attorney, Executor,
Administrator, Trustee or Guardian,
please give title. If more than one Trustee,   _________________________________
all should sign. All joint owners must sign.   Signature(s) of Shareholder(s)



        PLEASE SIGN PROMPTLY AND RETURN IN THE ENCLOSED RETURN ENVELOPE
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FIRST M&F CORPORATION

SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                     FIRST M&F CORPORATION
                                                     ---------------------
                                                          (Registrant)




DATE:    MAY 8, 1995                       /s/ HUGH S. POTTS, JR.
                                           Hugh S. Potts, Jr.
                                           Chairman and Chief Executive Officer




DATE:    May 8, 1995                       /s/ SCOTT M. WIGGERS
                                           Scott M. Wiggers
                                           President and Chief Accounting Officer

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